Exhibit 99.4(m)

Amendment No. 1 to

Sub-Advisory Agreement

Dated as of July 1, 2015

THIS AMENDMENT is made as of December 6, 2023 between UBS Asset Management (Americas) Inc. (“UBS AM”) and Nomura Corporate Research and Asset Management Inc. (“Sub-Adviser”), each a Delaware corporation registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

WHEREAS, UBS AM (f/k/a UBS Global Asset Management (Americas) Inc.), on behalf of PACE High Yield Investments, a series of PACE Select Advisors Trust (the “Trust”), and Sub-Adviser have entered into a Sub-Advisory Agreement dated as of July 1, 2015 (the “Agreement”);

WHEREAS, UBS Global Asset Management (Americas) Inc. is now known as UBS Asset Management (Americas) Inc.; and

WHEREAS, the Trust’s Board of Trustees approved termination of the Nomura Asset Management Singapore Limited Sub-Management Agreement under the Agreement;

NOW THEREFORE, the Agreement is modified and amended to reflect the following:

1.    Effective as of November 28, 2023, all references to “UBS Global Asset Management (Americas) Inc.” and “UBS Global AM” are hereby changed to “UBS Asset Management (Americas) Inc.” and “UBS AM,” respectively.

2.    Effective as of November 28, 2023, all references to “NAM Singapore” are deleted in their entirety.

3.    Effective as of November 28, 2023, Section 17 of the Agreement is deleted in its entirety.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

Attest:		UBS Asset Management (Americas) Inc.

/s/ Eric Sanders		/s/ Mayoor Joshi
Name:	Eric Sanders	Name:	Mayoor Joshi
Title:	Director and Asssoc. General Counsel	Title:	Executive Director

Attest:		Nomura Corporate Research and Asset Management Inc.

/s/ Caprice LaRosa		/s/ David Crall
Name:	Caprice LaRosa	Name:	David Crall
Title:	Assistant	Title:	CEO/CIO